Exhibit 10.24

SIXTH LEASE AMENDMENT

THIS SIXTH LEASE AMENDMENT (the “Amendment”) is executed as of the 8th day of April, 2013, by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership d/b/a Duke Realty of Indiana Limited Partnership (“Landlord”) and INTERFACE SECURITY SYSTEMS HOLDINGS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Interface Security Systems, L.L.C., (“Original Tenant”), entered into a certain lease dated December 20, 2001, as amended March 18, 2002, March 26, 2009, April 21, 2010, June 28, 2010, and August 2, 2010 (collectively, the “Lease”), whereby Original Tenant leased from Landlord certain premises consisting of approximately 32,370 rentable square feet of space (the “Leased Premises”) in an office building commonly known as Corporate Center I, located at 3773 Corporate Center Drive, St. Louis, Missouri 63045; and

WHEREAS, Original Tenant assigned all of its right, title and interest in the Lease to Tenant pursuant to the terms of that Assignment and Assumption of Lease and Fifth Lease Amendment dated August 2, 2010; and

WHEREAS, Landlord and Tenant desire to temporarily expand the Leased Premises; and

WHEREAS, Landlord and Tenant desire to amend certain provisions of the Lease to reflect such temporary expansion, changes and additions to the Lease.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained and each act performed hereunder by the parties, Landlord, Assignor and Assignee hereby agree that the Lease is amended as follows:

1.                                      Incorporation of Recitals.  The above recitals are hereby incorporated into this Amendment as if fully set forth herein.

2.                                      Incorporation of Section 16.19.  Temporary Space.  The following is hereby incorporated as Section 16.19 of the Lease:

“Section 16.19.  Temporary Space.  Landlord and Tenant hereby agree that Landlord shall provide Tenant with temporary space in the Building known as Suite 3787 and consisting of approximately 11,070 rentable square feet, as identified on Exhibit F, attached hereto (the “Temporary Space”) on a month-to-month basis from April 1, 2013 through January 31, 2014.  The Temporary Space shall be leased to Tenant rent-free.  Tenant accepts the Temporary Space “as-is” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto.  Tenant (at its sole cost and expense) shall obtain an occupancy permit from the applicable governing authority prior to occupying the Temporary Space.  Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises.  During Tenant’s occupancy of the Temporary Space, the Temporary Space shall be considered a part of the Leased Premises for all purposes except for the calculation of Minimum

Annual Rent, Monthly Rental Installments and Tenant’s Proportionate Share.  Upon the expiration or earlier termination of Tenant’s lease of the Temporary Space, Tenant shall restore the Temporary Space to the condition that existed prior to Tenant’s occupancy of the same.  The Temporary Space shall be subject to all other terms and conditions of this Lease not specifically addressed herein.

3.                                      Broker.  Tenant represents and warrants that, except for Duke Realty Services, LLC representing Landlord, no other real estate broker or brokers were involved in the negotiation and execution of this Amendment.  Tenant shall indemnify Landlord and hold it harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

4.                                      Representations and Warranties.

(a)                                 Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b)                                 Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Amendment on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

5.                                      Examination of Amendment.  Submission of this instrument for examination or signature to Tenant does not constitute a reservation or option, and it is not effective until execution by and delivery to both Landlord and Tenant.

6.                                      Definitions.  Except as otherwise provided herein, the capitalized terms used in this Amendment shall have the definitions set forth in the Lease.

7.                                      Incorporation.  This Amendment shall be incorporated into and made a part of the Lease, and all provisions of the Lease not expressly modified or amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

DUKE REALTY LIMITED PARTNERSHIP,
an Indiana limited partnership, d/b/a Duke Realty of
Indiana Limited Partnership

		By:	Duke Realty Corporation,
its general partner

Dated:	4/18/13	By:	/s/ Thomas R. Martin
Thomas R. Martin
Senior Vice President
St. Louis Group

TENANT:

INTERFACE SECURITY SYSTEMS HOLDINGS,
INC., a Delaware corporation

Dated:	4/2/2013	By:	/s/ Michael J. McLeod

		Printed:	Michael J. McLeod

		Title:	President and COO

STATE OF	Missouri	)
		)	SS:
COUNTY OF	St. Louis	)

Before me, a Notary Public in and for said County and State, personally appeared Michael J. McLeod, by me known and by me known to be the President of Interface Security Systems Holdings, Inc., a Delaware corporation, who acknowledged the execution of the foregoing “Sixth Lease Amendment” on behalf of said corporation.

WITNESS my hand and Notarial Seal this 2nd day of April, 2013.

/s/ Lori A. Huck
Notary Public

Lori. A. Huck
Printed Signature

My Commission Expires: Sept. 12, 2015

My County of Residence: St. Charles

EXHIBIT F

TEMPORARY SPACE

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